Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion by reference in this Amendment No.1 to Form S-1 on Form S-3 of our report dated March 30, 2002, which appears on page 29 of the annual report on Form 10-K of 21st Century Holding Company for the year ended December 31, 2002, as amended, and to the reference to our firm under the caption “Experts” in the prospectus.

De MEO, YOUNG, McGRATH

Miami, Florida,

November 4, 2003.